Exhibit 5.1
Snell & Wilmer L.L.P.
Hughes Center
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169-5958
TELEPHONE: 702.784.5200
FACSIMILE: 702.784.5252

May 6, 2024

Applied Digital Corporation
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Nevada counsel to Applied Digital Corporation, a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Prospectus”) relating to the proposed offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement and the supplements to the Prospectus, by the Company of up to an aggregate offering price of $300,000,000, or the equivalent thereof, of an indeterminate number of securities (the “Securities”) consisting of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), debt securities or any combination of Common Stock, Preferred Stock, Warrants or debt securities.

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the supplements to the Prospectus (the “Prospectus Supplements”). The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement, which, in the case of the Securities, will be in substantially the forms previously filed and/or to be filed under a Current Report on Form 8-K.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and exhibits thereto;
2.    The Prospectus;

Applied Digital Corporation
May 6, 2024

3.    The Second Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

4.    The Third Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Bylaws”);

5.    Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

6.    Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Prospectus and other actions with regard thereto (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.    A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

8.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.         Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.         All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Securities, the Company will receive or has received the consideration for such Securities required by the Resolutions and the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to such Securities offered under the Registration Statement.

C.    (i) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplements; (iv) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vi) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (vii) with respect to any Securities issuable upon exercise of any Warrants, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (viii) any Warrants offered under the Registration Statement, and the related

Applied Digital Corporation
May 6, 2024

indenture and warrant agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    With respect to shares of the Common Stock to be sold by the Company when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) book entries or certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.     With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) book entries or certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion of any shares of Preferred Stock, for the conversion consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.